Exhibit 99.1

For more information, contact:

Investors:

Corey Kinger

VP Investor Relations

corey.kinger@ww.com

Media:

Joe Quenqua

Chief Communications Officer

joe.quenqua@ww.com

Nicole Penn

VP Corporate Communications

nicole.penn@ww.com

WW Announces Fourth Quarter and Full Year 2021 Results

•	FY 2021 End of Period Subscribers of 4.2 million

•	Q4 2021 Revenues of $276 million

•	FY 2021 Revenues of $1.2 billion

•	Q4 2021 Gross Margin of 61.2%; excluding one-time charges, Q4 2021 adjusted gross margin of 61.3%

•	FY 2021 Gross Margin of 59.9%; excluding one-time charges, FY 2021 adjusted gross margin increased 300 basis points year-over-year to 61.2%

•	Q4 2021 Operating Income of $54 million; excluding one-time charges, Q4 2021 adjusted operating income of $55 million

•	FY 2021 Operating Income of $196 million; excluding one-time charges, FY 2021 adjusted operating income of $216 million

•	Q1 2022 Guidance: Revenues of approximately $300 million and net loss per share in the range of $0.26 to $0.31

•	As previously announced, Sima Sistani, Co-Founder and former CEO of Houseparty and a senior leader at Epic Games, to join WW as CEO on March 21, 2022

NEW YORK (March 1, 2022) – WW International, Inc. (NASDAQ: WW) today announced its results for the fourth quarter and full year fiscal 2021.

“I am extremely proud of the work that our global teams accomplished throughout my tenure as CEO, including the successful launch of PersonalPointsTM and particularly during the dynamic environment of the past two years,” said Mindy Grossman, the Company’s President and CEO. “I am confident that under the leadership of Sima Sistani WW will continue to innovate, act with purpose, and expand its impact around the world.”

Amy O’Keefe, the Company’s CFO, said, “We closed out 2021 with financial performance in the range of our most recent guidance. While the launch of PersonalPoints in November lifted member recruitment compared to trailing trends, challenging category demand in Q4 pressured signups overall. This trend has continued so far in 2022, therefore, we are planning cautiously and controlling costs tightly in an uncertain demand environment. For Q1 2022, we expect revenues to be approximately $300 million and net loss per share in the range of $0.26 to $0.31.”

Q4 2021 Consolidated Results

	Three Months Ended				% Change Adjusted for
(in millions except percentages and per share amounts)	January 1, 2022		January 2, 2021	% Change	Constant Currency(1)
Subscription Revenues, net	$247.9		$286.5	(13.5%)	(12.9%)
Product Sales and Other, net	27.8		36.9	(24.5%)	(24.2%)

Revenues, net	$275.8		$323.4	(14.7%)	(14.2%)
Gross Profit	$168.9		$182.1	(7.3%)	(6.5%)
Adjustments
2021 Plan Restructuring Charges	0.3		—
2020 Plan Restructuring Charges	—		15.7

Adjusted Gross Profit(1)	$169.2		$197.8	(14.5%)	(13.8%)
Operating Income	$54.1		$47.7	13.4%	14.7%
Adjustments
2021 Plan Restructuring Charges	0.6		—
2020 Plan Restructuring Charges	(0.1	)(5)	19.6

Adjusted Operating Income(1)	$54.6		$67.3	(18.8%)	(18.0%)
Net Income*	$29.9		$12.6	137.3%	140.7%
EPS	$0.42		$0.18	136.3%	139.6%
Total Paid Weeks	55.9		62.8	(11.1%)	N/A
Digital(2) Paid Weeks	45.8		51.9	(11.8%)	N/A
Workshops + Digital(3) Paid Weeks	10.1		11.0	(7.7%)	N/A
End of Period Subscribers(4)	4.2		4.4	(5.8%)	N/A
Digital Subscribers	3.4		3.7	(7.1%)	N/A
Workshops + Digital Subscribers	0.7		0.7	1.0%	N/A

Note: Totals may not sum due to rounding.

(1)	See “Reconciliation of Non-GAAP Financial Measures” attached to this release for further detail on adjustments to GAAP financial measures.
(2)	“Digital” refers to providing subscriptions to the Company’s digital product offerings, including Digital 360 and Personal Coaching + Digital.
(3)

“Workshops + Digital” (formerly known as “Studio + Digital”) refers to providing unlimited access to the Company’s workshops combined with the Company’s digital subscription product offerings to commitment plan subscribers. It also includes the provision of access to workshops for members who do not subscribe to commitment plans, including the Company’s “pay-as-you-go” members.

(4)	“Subscribers” refers to Digital subscribers and Workshops + Digital subscribers who participate in recur bill programs in Company-owned operations.
(5)	The reversal of charges associated with the Company’s previously disclosed 2020 organizational restructuring plan.

*	Except in the case of the financials attached to this release, “Net Income” refers to Net Income attributable to WW International, Inc.

Q4 2021 Business and Financial Highlights

•

End of Period Subscribers in Q4 2021 were down 5.8% versus the prior year period, driven by declines in all major geographic markets. Q4 2021 End of Period Digital Subscribers decreased 7.1% and End of Period Workshops + Digital Subscribers increased 1.0% versus the prior year period.

•

Total Paid Weeks in Q4 2021 were down 11.1% versus the prior year period, driven by declines in all major geographic markets. Q4 2021 Digital Paid Weeks decreased 11.8% and Workshops + Digital Paid Weeks decreased 7.7% versus the prior year period.

•	Revenues in Q4 2021 were $275.8 million. On a constant currency basis, Q4 2021 revenues decreased 14.2% versus the prior year period.

¡

Subscription Revenues in Q4 2021 were $247.9 million. On a constant currency basis, these revenues decreased 12.9% versus the prior year period, driven by declines in both Digital Subscription Revenues and Workshops + Digital Fees as a result of the impact of the COVID-19 environment on consumer sentiment.

¡

Product Sales and Other in Q4 2021 were $27.8 million. On a constant currency basis, these revenues decreased 24.2% versus the prior year period, primarily due to lower e-commerce sales in the quarter.

•

Gross Profit in Q4 2021 was $168.9 million. Adjusted gross profit in Q4 2021 was $169.2 million, which excluded $0.3 million of restructuring charges. Gross profit in Q4 2020 was $182.1 million. Adjusted gross profit in Q4 2020, which excluded the impact of $15.7 million of restructuring charges, was $197.8 million.

¡

Gross Margin in Q4 2021 was 61.2%. Adjusted gross margin was 61.3%, largely consistent with the prior year period adjusted gross margin of 61.2%, reflecting a consistent mix of Digital subscribers and Workshops + Digital subscribers compared to the prior year period.

•

Operating Income in Q4 2021 was $54.1 million. Adjusted operating income in Q4 2021, which excluded the net impact of $0.6 million of restructuring charges, was $54.6 million. Operating income in Q4 2020 was $47.7 million. Adjusted operating income in Q4 2020, which excluded the impact of $19.6 million of restructuring charges, was $67.3 million.

•	Effective Tax Rate in Q4 2021 was 9.9%, compared to 23.7% in the prior year period. The lower tax rate in the quarter was primarily related to a state tax rate decrease on certain deferred income.

•	Net Income in Q4 2021 was $29.9 million compared to $12.6 million in the prior year period.

•	Earnings per fully diluted share (EPS) in Q4 2021 was $0.42 compared to $0.18 in the prior year period.

¡	Certain items affect year-over-year comparability.

◾	Q4 2021 EPS was positively impacted by $0.07 per fully diluted share in the aggregate due to the net impact of the following items:

•	$0.09 per fully diluted share positive impact of a state tax decrease on certain deferred income.

•	$0.01 per fully diluted share net negative impact of restructuring charges.

•	$0.01 per fully diluted share negative impact of early extinguishment of debt charges.

◾	Q4 2020 EPS was negatively impacted by $0.21 per fully diluted share due to restructuring charges.

Full Year 2021 Consolidated Results

	Twelve Months Ended				% Change Adjusted for
(in millions except percentages and per share amounts)	January 1, 2022		January 2, 2021	% Change	Constant Currency(1)
Subscription Revenues, net	$1,063.0		$1,186.5	(10.4%)	(12.1%)
Product Sales and Other, net	149.4		191.6	(22.0%)	(23.7%)

Revenues, net	$1,212.5		$1,378.1	(12.0%)	(13.7%)
Gross Profit	$726.4		$777.8	(6.6%)	(8.7%)
Adjustments
2021 Plan Restructuring Charges	16.7		—
2020 Plan Restructuring Charges	(1.3	)(5)	23.3

Adjusted Gross Profit(1)	$741.8		$801.1	(7.4%)	(9.4%)
Operating Income	$196.3		$216.2	(9.2%)	(12.3%)
Adjustments
2021 Plan Restructuring Charges	21.5		—
2020 Plan Restructuring Charges	(1.6	)(5)	33.1
Winfrey Stock Compensation Expense	—		32.7
Goodwill Impairment	—		3.7

Adjusted Operating Income(1)	$216.2		$285.6	(24.3%)	(26.7%)
Net Income*	$66.9		$75.1	(10.9%)	(17.4%)
EPS	$0.95		$1.07	(11.8%)	(18.2%)
Total Paid Weeks	243.4		254.3	(4.3%)	N/A
Digital(2) Paid Weeks	204.1		196.3	4.0%	N/A
Workshops + Digital(3) Paid Weeks	39.3		58.0	(32.3%)	N/A
End of Period Subscribers(4)	4.2		4.4	(5.8%)	N/A
Digital Subscribers	3.4		3.7	(7.1%)	N/A
Workshops + Digital Subscribers	0.7		0.7	1.0%	N/A

Note: Totals may not sum due to rounding.

(1)	See “Reconciliation of Non-GAAP Financial Measures” attached to this release for further detail on adjustments to GAAP financial measures.
(2)	“Digital” refers to providing subscriptions to the Company’s digital product offerings, including Digital 360 and Personal Coaching + Digital.
(3)

“Workshops + Digital” refers to providing unlimited access to the Company’s workshops combined with the Company’s digital subscription product offerings to commitment plan subscribers. It also includes the provision of access to workshops for members who do not subscribe to commitment plans, including the Company’s “pay-as-you-go” members.

(4)	“Subscribers” refers to Digital subscribers and Workshops + Digital subscribers who participate in recur bill programs in Company-owned operations.
(5)	The reversal of charges associated with the Company’s previously disclosed 2020 organizational restructuring plan.

*	Except in the case of the financials attached to this release, “Net Income” refers to Net Income attributable to WW International, Inc.

Full Year 2021 Business and Financial Highlights

•

Total Paid Weeks in fiscal 2021 were down 4.3% versus the prior year, driven by declines in Workshops + Digital Paid Weeks in all major geographic markets, partially offset by increases in Digital Paid Weeks across most major geographic markets. Fiscal 2021 Digital Paid Weeks increased 4.0% and Workshops + Digital Paid Weeks decreased 32.3% versus the prior year.

•	Revenues in fiscal 2021 were $1,212.5 million. On a constant currency basis, fiscal 2021 revenues decreased 13.7% versus the prior year.

¡

Subscription Revenues in fiscal 2021 were $1,063.0 million. On a constant currency basis, these revenues decreased 12.1% versus the prior year, primarily driven by declines in Workshops + Digital Fees as a result of the impact of the COVID-19 environment.

¡

Product Sales and Other in fiscal 2021 were $149.4 million. On a constant currency basis, these revenues decreased 23.7% versus the prior year, primarily driven by declines in product sales as a result of the closure of studios and reduced operations related to COVID-19 as well as cycling against the revenue received in connection with the WW Presents: Oprah’s 2020 Vision tour in fiscal 2020.

•

Gross Profit in fiscal 2021 was $726.4 million and adjusted gross profit in fiscal 2021 was $741.8 million, which excluded the net impact of $15.4 million of restructuring charges. Gross profit in fiscal 2020 was $777.8 million.

¡	Gross Margin in fiscal 2021 was 59.9%. Adjusted gross margin was 61.2%, up from 58.1% in fiscal 2020 driven primarily by a mix shift to the Company’s higher margin Digital business.

•

Operating Income in fiscal 2021 was $196.3 million and adjusted operating income in fiscal 2021 was $216.2 million, which excluded the net impact of $19.9 million of restructuring charges. Operating income in fiscal 2020 was $216.2 million.

•	Effective Tax Rate in fiscal 2021 was 12.7% compared to 18.9% in the prior year.

•	Net Income in fiscal 2021 was $66.9 million compared to $75.1 million in the prior year.

•	Earnings per fully diluted share (EPS) in fiscal 2021 was $0.95 compared to $1.07 in the prior year.

¡	Certain items affect year-over-year comparability.

◾	Fiscal 2021 EPS was negatively impacted by $0.42 per fully diluted share in the aggregate due to the net impact of the following items:

•	$0.32 per fully diluted share aggregate negative impact from early extinguishment of debt charges, including those associated with the Company’s April 2021 debt refinancing.

•	$0.21 per fully diluted share net negative impact of restructuring charges.

•	$0.09 per fully diluted share positive impact of a state tax decrease on certain deferred income.

•	$0.02 per fully diluted share positive impact of tax benefits due to the reversal of a valuation allowance related to certain net operating losses now expected to be realized.

◾	Fiscal 2020 EPS was negatively impacted by $0.63 per fully diluted share in the aggregate due to the net impact of the following items:

•	$0.35 per fully diluted share negative impact of restructuring charges.

•

$0.35 per fully diluted share negative impact from the one-time stock compensation expense associated with the previously disclosed option granted to Oprah Winfrey in connection with the Company extending its partnership with Ms. Winfrey.

•	$0.04 per fully diluted share negative impact from the goodwill impairment charge related to the Company’s Brazil operations.

•	$0.11 per fully diluted share benefit from the reversal of prior years’ global intangible low-taxed income, or GILTI, taxes that are no longer required.

Other Items

•	Cash balance as of January 1, 2022 was $153.8 million. On that same date, the Company had no outstanding borrowings under its $175.0 million revolving credit facility.

•	Debt Prepayments: In December 2021, the Company made voluntary prepayments at par of $52.5 million in respect of its outstanding term loans under its term loan facility.

2022 Guidance

The Company is providing Q1 2022 guidance, as follows:

•	Revenues are expected to be approximately $300 million.

•	Net loss per share is expected to be in the range of $0.26 to $0.31.

The Company is not providing full year 2022 guidance today.

Fourth Quarter and Full Year 2021 Conference Call and Webcast

The Company has scheduled a conference call today at 5:00 p.m. ET. During the conference call, Mindy Grossman, President and Chief Executive Officer, Nicholas Hotchkin, Chief Operating Officer, and Amy O’Keefe, Chief Financial Officer, will discuss the fourth quarter and full year fiscal 2021 results and answer questions from the investment community.

The live webcast of the conference call will be available on the Company’s corporate website, corporate.ww.com, in the Investors section under Presentations and Events. Supplemental investor materials will also be available in the same location prior to the start of the webcast. A replay of the webcast will be available on this site for approximately 90 days.

Statement regarding Non-GAAP Financial Measures

The following provides information regarding non-GAAP financial measures used in this earnings release and today’s scheduled conference call:

To supplement the Company’s consolidated results presented in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company has disclosed non-GAAP financial measures of operating results that exclude or adjust certain items. Gross profit, gross profit margin, operating income, operating income margin, and selling, general and administrative expenses are discussed both as reported (on a GAAP basis) and as adjusted (on a non-GAAP basis), as applicable, with respect to (i) the fourth quarter of fiscal 2021 to exclude the impact of charges associated with the Company’s previously disclosed 2021 organizational restructuring plan (“2021 restructuring charges”); (ii) the fourth quarter and full year fiscal 2021 to exclude the net impact of (x) 2021 restructuring charges and (y) the reversal of certain of the charges associated with the Company’s previously disclosed 2020 organizational restructuring plan; (iii) the fourth quarter of fiscal 2020 to exclude the impact of charges associated with the Company’s previously disclosed 2020 organizational restructuring plan (the “2020 restructuring charges”); and (iv) full year fiscal 2020 to exclude the impact of (x) the one-time stock compensation expense associated with the previously disclosed option granted to Oprah Winfrey in connection with the Company extending its partnership with Ms. Winfrey (the “Winfrey Stock Compensation expense”), (y) the 2020 restructuring charges and (z) the impairment charge for the Company’s goodwill related to its Brazil reporting unit. We generally refer to such non-GAAP measures as follows: (i) with respect to the adjustments for the fourth quarter and full year fiscal 2021, as applicable, as excluding or adjusting for the impact or net impact of restructuring charges; and (ii) with respect to the adjustments for the fourth quarter and full year fiscal 2020, as applicable, as excluding or adjusting for the impact of the Winfrey Stock Compensation expense, the restructuring charges and/or the goodwill impairment charge. The Company also presents in the attachments to this release the non-GAAP financial measures earnings before interest, taxes, depreciation, amortization and stock-based compensation (“EBITDAS”), earnings before interest, taxes, depreciation, amortization, stock-based compensation, early extinguishment of debt, restructuring charges (including the net impact where applicable) and goodwill impairment (“Adjusted EBITDAS”), net debt, and a net debt to Adjusted EBITDAS ratio. In addition, the Company presents certain of its financial results on a constant currency basis in addition to GAAP results. Constant currency information compares results between periods as if exchange rates had remained constant period-over-period. The Company calculates constant currency by calculating current-year results using prior-year foreign currency exchange rates.

Management believes these non-GAAP financial measures provide useful supplemental information for its and investors’ evaluation of the Company’s business performance and are useful for period-over-period comparisons of the performance of the Company’s business. While management believes that these non-GAAP financial measures are useful in evaluating the Company’s business, this information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly entitled measures reported by other companies. See “Reconciliation of Non-GAAP Financial Measures” attached to this release and reconciliations, if any, included elsewhere in this release for a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures.

About WW International, Inc.

WW (formerly Weight Watchers) is a human-centric technology company powered by the world’s leading commercial weight management program. As a global wellness company, we inspire millions of people to adopt healthy habits for real life. Through our comprehensive digital app, expert Coaches and engaging experiences, members follow our proven, sustainable, science-based program focused on food, activity, mindset and sleep. Leveraging nearly six decades of expertise in nutritional and behavioral change science, providing real human connection and building inspired communities, our purpose is to democratize and deliver holistic wellness for all. To learn more about the WW approach to healthy living, please visit ww.com. For more information about our global business, visit our corporate website at corporate.ww.com.

This news release and any attachments include “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, revenue and earnings guidance and any statements about the Company’s plans, strategies, objectives, and prospects and the impact of the COVID-19 virus. The Company generally uses the words “may,” “will,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend,” “aim” and similar expressions in this news release and any attachments to identify forward-looking statements. The Company bases these forward-looking statements on its current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things: the impact of the ongoing global outbreak of the COVID-19 virus on the Company’s business and liquidity and on the business and consumer environment and markets in which the Company operates; competition from other weight management and wellness industry participants or the development of more effective or more favorably perceived weight management methods; the Company’s failure to continue to retain and grow its subscriber base; the Company’s ability to continue to develop new, innovative services and products and enhance its existing services and products or the failure of its services, products or brands to continue to appeal to the market, or the Company’s ability to successfully expand into new channels of distribution or respond to consumer trends or sentiment; the ability to successfully implement strategic initiatives; the effectiveness and efficiency of the Company’s advertising and marketing programs, including the strength of its social media presence; the impact on the Company’s reputation of actions taken by its franchisees, licensees, suppliers and other partners; the recognition of asset impairment charges; the loss of key personnel, strategic partners or consultants or failure to effectively manage and motivate the Company’s workforce; the Company’s chief executive officer transition; the inability to renew certain of the Company’s licenses, or the inability to do so on terms that are favorable to the Company; the expiration or early termination by the Company of leases; uncertainties related to a downturn in general economic conditions or consumer confidence; the Company’s ability to successfully make acquisitions or enter into joint ventures or collaborations, including its ability to successfully integrate, operate or realize the anticipated benefits of such businesses; the seasonal nature of the Company’s business; the impact of events that discourage or impede people from gathering with others or impede accessing resources; the Company’s failure to maintain effective internal control over financial reporting; the impact of the Company’s substantial amount of debt, debt service obligations and debt covenants, and the Company’s exposure to variable rate indebtedness; the ability to generate sufficient cash to service the Company’s debt and satisfy its other liquidity requirements; uncertainties regarding the satisfactory operation of the Company’s technology or systems; the impact of data security breaches and other malicious acts or privacy concerns, including the costs of compliance with evolving privacy laws and regulations; the Company’s ability to enforce its intellectual property rights both domestically and internationally, as well as the impact of its involvement in any claims related to intellectual property rights; risks and uncertainties associated with the Company’s international operations, including regulatory, economic, political, social, intellectual property and foreign currency risks; the outcomes of litigation or regulatory actions; the impact of existing and future laws and regulations; the possibility that the interests of Artal Group S.A., the largest holder of the Company’s common stock and a shareholder with significant influence over the Company, will conflict with the Company’s interests or the interests of other holders of the Company’s common stock; the impact that the sale of substantial amounts of the Company’s common stock by existing large shareholders, or the perception that such sales could occur, could have on the market price of the Company’s common stock; and other risks and uncertainties, including those detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission. You should not put undue reliance on any forward-looking statements. You should understand that many important factors, including those discussed herein, could cause the Company’s results to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, the Company does not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of this news release or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company’s filings with the United States Securities and Exchange Commission (which are available on the SEC’s EDGAR database at www.sec.gov and via the Company’s website at corporate.ww.com).

WW INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

UNAUDITED

	January 1, 2022	January 2, 2021

ASSETS
Cash and cash equivalents	$153,794	$165,887
Other current assets	117,379	133,305

TOTAL CURRENT ASSETS	271,173	299,192
Property and equipment, net	37,219	51,935
Operating lease assets	89,902	119,102
Goodwill, franchise rights and other intangible assets, net	1,003,695	981,176
Other assets	26,945	29,769

TOTAL ASSETS	$1,428,934	$1,481,174

LIABILITIES AND TOTAL DEFICIT
Portion of long-term debt due within one year	$—	$77,000
Portion of operating lease liabilities due within one year	20,297	28,551
Other current liabilities	208,835	234,548

TOTAL CURRENT LIABILITIES	229,132	340,099
Long-term debt	1,418,104	1,408,800
Long-term operating lease liabilities	78,157	101,561
Deferred income taxes, other	159,945	178,925

TOTAL LIABILITIES	$1,885,338	$2,029,385

Shareholders’ deficit	(456,404)	(548,211)

TOTAL LIABILITIES AND TOTAL DEFICIT	$1,428,934	$1,481,174

WW INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF NET INCOME

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

UNAUDITED

	Three Months Ended
	January 1, 2022	January 2, 2021
Subscription revenues, net (1)	$247,947	$286,525
Product sales and other, net (2)	27,844	36,902

Revenues, net	275,791	323,427

Cost of subscription revenues (3)	84,855	109,825
Cost of product sales and other	22,079	31,519

Cost of revenues	106,934	141,344

Gross profit	168,857	182,083
Marketing expenses	52,801	62,638
Selling, general and administrative expenses	61,998	71,777

Operating income	54,058	47,668
Interest expense	19,210	31,030
Other expense, net	451	120
Early extinguishment of debt	1,183	—

Income before income taxes	33,214	16,518
Provision for income taxes	3,285	3,916

Net income	29,929	12,602
Net loss attributable to the noncontrolling interest	—	9

Net income attributable to WW International, Inc.	$29,929	$12,611

Earnings Per Share attributable to WW International, Inc.
Basic	$0.43	$0.18

Diluted	$0.42	$0.18

Weighted average common shares outstanding:
Basic	70,011	68,275

Diluted	70,586	70,263

Note: Totals may not sum due to rounding.

(1)

Consists of net “Digital Subscription Revenues” and net “Workshops + Digital Fees” (formerly known as “Studio + Digital Fees”). “Digital Subscription Revenues” consist of the fees associated with subscriptions for the Company’s Digital offerings, including Digital 360 and Personal Coaching + Digital. “Workshops + Digital Fees” consist of the fees associated with the Company’s subscription plans for combined workshops and digital offerings and other payment arrangements for access to workshops.

(2)

Consists of sales of consumer products via e-commerce, in studios and through the Company’s trusted partners, revenues from licensing and publishing, other revenues, and franchise fees with respect to commitment plans and royalties.

(3)	Consists of cost of revenues and operating expenses for the Company’s Digital and Workshops + Digital services.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF NET INCOME

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

UNAUDITED

	Twelve Months Ended
	January 1, 2022	January 2, 2021
Subscription revenues, net (1)	$1,063,039	$1,186,489
Product sales and other, net (2)	149,424	191,635

Revenues, net	1,212,463	1,378,124

Cost of subscription revenues (3)	370,064	452,882
Cost of product sales and other	116,044	147,401

Cost of revenues	486,108	600,283

Gross profit	726,355	777,841
Marketing expenses	261,457	260,727
Selling, general and administrative expenses	268,614	297,287
Goodwill impairment	—	3,665

Operating income	196,284	216,162
Interest expense	87,909	123,310
Other expense, net	1,358	349
Early extinguishment of debt	30,352	—

Income before income taxes	76,665	92,503
Provision for income taxes	9,773	17,462

Net income	66,892	75,041
Net loss attributable to the noncontrolling interest	—	38

Net income attributable to WW International, Inc.	$66,892	$75,079

Earnings Per Share attributable to WW International, Inc.
Basic	$0.96	$1.11

Diluted	$0.95	$1.07

Weighted average common shares outstanding:
Basic	69,640	67,849

Diluted	70,744	70,020

Note: Totals may not sum due to rounding.

(1)

Consists of net “Digital Subscription Revenues” and net “Workshops + Digital Fees” (formerly known as “Studio + Digital Fees”). “Digital Subscription Revenues” consist of the fees associated with subscriptions for the Company’s Digital offerings, including Digital 360 and Personal Coaching + Digital. “Workshops + Digital Fees” consist of the fees associated with the Company’s subscription plans for combined workshops and digital offerings and other payment arrangements for access to workshops.

(2)

Consists of sales of consumer products via e-commerce, in studios and through the Company’s trusted partners, revenues from licensing and publishing, other revenues (including revenues from the WW Presents: Oprah’s 2020 Vision tour), and franchise fees with respect to commitment plans and royalties.

(3)	Consists of cost of revenues and operating expenses for the Company’s Digital and Workshops + Digital services.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

OPERATIONAL STATISTICS

(IN THOUSANDS, EXCEPT PERCENTAGES)

UNAUDITED

	Three Months Ended
	January 1, 2022	January 2, 2021	Variance
Digital Paid Weeks (1)
North America	28,681	32,950	(13.0%)
CE	13,523	14,483	(6.6%)
UK	2,545	3,392	(25.0%)
Other (2)	1,006	1,036	(2.9%)

Total Digital Paid Weeks	45,757	51,861	(11.8%)

Workshops + Digital Paid Weeks (1)
North America	7,528	7,388	1.9%
CE	1,440	1,829	(21.3%)
UK	927	1,425	(34.9%)
Other (2)	251	345	(27.3%)

Total Workshops + Digital Paid Weeks	10,146	10,988	(7.7%)

Total Paid Weeks (1)
North America	36,209	40,338	(10.2%)
CE	14,963	16,312	(8.3%)
UK	3,473	4,817	(27.9%)
Other (2)	1,257	1,381	(9.0%)

Total Paid Weeks	55,902	62,849	(11.1%)

End of Period Digital Subscribers (3)
North America	2,187	2,334	(6.3%)
CE	998	1,060	(5.8%)
UK	180	235	(23.5%)
Other (2)	76	74	2.8%

Total End of Period Digital Subscribers	3,441	3,703	(7.1%)

End of Period Workshops + Digital Subscribers (3)
North America	548	488	12.3%
CE	96	120	(20.1%)
UK	65	88	(26.2%)
Other (2)	18	24	(21.9%)

Total End of Period Workshops + Digital Subscribers	727	720	1.0%

Total End of Period Subscribers (3)
North America	2,735	2,822	(3.1%)
CE	1,094	1,180	(7.2%)
UK	245	323	(24.3%)
Other (2)	95	98	(3.2%)

Total End of Period Subscribers	4,169	4,423	(5.8%)

Note: Totals may not sum due to rounding.

(1)

The “Paid Weeks” metric reports paid weeks by WW customers in Company-owned operations for a given period as follows: (i) “Digital Paid Weeks” is the total paid subscription weeks for the Company’s digital subscription products (including Digital 360 and Personal Coaching + Digital); (ii) “Workshops + Digital Paid Weeks” (formerly known as “Studio + Digital Paid Weeks”) is the sum of total paid commitment plan weeks which include workshops and digital offerings and total “pay-as-you-go” weeks; and (iii) “Total Paid Weeks” is the sum of Digital Paid Weeks and Workshops + Digital Paid Weeks.

(2)	Represents Australia, New Zealand and emerging markets.
(3)

The “End of Period Subscribers” metric reports WW subscribers in Company-owned operations at a given period end as follows: (i) “End of Period Digital Subscribers” is the total number of Digital, including Digital 360 and Personal Coaching + Digital, subscribers; (ii) “End of Period Workshops + Digital Subscribers” (formerly known as “End of Period Studio + Digital Subscribers”) is the total number of commitment plan subscribers that have access to combined workshops and digital offerings; and (iii) “End of Period Subscribers” is the sum of End of Period Digital Subscribers and End of Period Workshops + Digital Subscribers.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

OPERATIONAL STATISTICS

(IN THOUSANDS, EXCEPT PERCENTAGES)

UNAUDITED

	Twelve Months Ended
	January 1, 2022	January 2, 2021	Variance
Digital Paid Weeks (1)
North America	128,319	124,585	3.0%
CE	59,325	55,241	7.4%
UK	12,442	12,668	(1.8%)
Other (2)	4,052	3,786	7.0%

Total Digital Paid Weeks	204,139	196,280	4.0%

Workshops + Digital Paid Weeks (1)
North America	28,682	39,362	(27.1%)
CE	5,461	9,352	(41.6%)
UK	3,977	7,597	(47.6%)
Other (2)	1,177	1,697	(30.6%)

Total Workshops + Digital Paid Weeks	39,298	58,007	(32.3%)

Total Paid Weeks (1)
North America	157,002	163,947	(4.2%)
CE	64,787	64,592	0.3%
UK	16,419	20,265	(19.0%)
Other (2)	5,229	5,483	(4.6%)

Total Paid Weeks	243,437	254,287	(4.3%)

End of Period Digital Subscribers (3)
North America	2,187	2,334	(6.3%)
CE	998	1,060	(5.8%)
UK	180	235	(23.5%)
Other (2)	76	74	2.8%

Total End of Period Digital Subscribers	3,441	3,703	(7.1%)

End of Period Workshops + Digital Subscribers (3)
North America	548	488	12.3%
CE	96	120	(20.1%)
UK	65	88	(26.2%)
Other (2)	18	24	(21.9%)

Total End of Period Workshops + Digital Subscribers	727	720	1.0%

Total End of Period Subscribers (3)
North America	2,735	2,822	(3.1%)
CE	1,094	1,180	(7.2%)
UK	245	323	(24.3%)
Other (2)	95	98	(3.2%)

Total End of Period Subscribers	4,169	4,423	(5.8%)

Note: Totals may not sum due to rounding.

(1)

The “Paid Weeks” metric reports paid weeks by WW customers in Company-owned operations for a given period as follows: (i) “Digital Paid Weeks” is the total paid subscription weeks for the Company’s digital subscription products (including Digital 360 and Personal Coaching + Digital); (ii) “Workshops + Digital Paid Weeks” (formerly known as “Studio + Digital Paid Weeks”) is the sum of total paid commitment plan weeks which include workshops and digital offerings and total “pay-as-you-go” weeks; and (iii) “Total Paid Weeks” is the sum of Digital Paid Weeks and Workshops + Digital Paid Weeks.

(2)	Represents Australia, New Zealand and emerging markets.
(3)

The “End of Period Subscribers” metric reports WW subscribers in Company-owned operations at a given period end as follows: (i) “End of Period Digital Subscribers” is the total number of Digital, including Digital 360 and Personal Coaching + Digital, subscribers; (ii) “End of Period Workshops + Digital Subscribers” (formerly known as “End of Period Studio + Digital Subscribers”) is the total number of commitment plan subscribers that have access to combined workshops and digital offerings; and (iii) “End of Period Subscribers” is the sum of End of Period Digital Subscribers and End of Period Workshops + Digital Subscribers.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PERCENTAGES)

UNAUDITED

					Q4 2021 Variance
						2021
						Constant
	Q4 2021			Q4 2020	2021	Currency
		Currency	Constant		vs	vs
	GAAP	Adjustment	Currency	GAAP	2020	2020
Selected Financial Data
Consolidated Company Revenues	$275,791	$1,780	$277,571	$323,427	(14.7%)	(14.2%)
Consolidated Digital Subscription Revenues (1)	$181,486	$1,509	$182,995	$201,863	(10.1%)	(9.3%)
Consolidated Workshops + Digital Fees (2)	$66,461	$156	$66,617	$84,662	(21.5%)	(21.3%)
Consolidated Subscription Revenues (3)	$247,947	$1,665	$249,613	$286,525	(13.5%)	(12.9%)
Consolidated Product Sales and Other (4)	$27,844	$114	$27,958	$36,902	(24.5%)	(24.2%)

North America
Digital Subscription Revenues (1)	$116,730	$(293)	$116,437	$130,079	(10.3%)	(10.5%)
Workshops + Digital Fees (2)	$51,812	$(68)	$51,744	$61,799	(16.2%)	(16.3%)
Subscription Revenues (3)	$168,542	$(362)	$168,180	$191,878	(12.2%)	(12.4%)
Product Sales and Other (4)	$19,514	$(59)	$19,455	$23,781	(17.9%)	(18.2%)
Total Revenues	$188,056	$(421)	$187,635	$215,659	(12.8%)	(13.0%)
CE
Digital Subscription Revenues (1)	$52,237	$1,965	$54,202	$57,406	(9.0%)	(5.6%)
Workshops + Digital Fees (2)	$8,309	$320	$8,629	$13,536	(38.6%)	(36.3%)
Subscription Revenues (3)	$60,546	$2,286	$62,832	$70,942	(14.7%)	(11.4%)
Product Sales and Other (4)	$5,600	$218	$5,818	$8,117	(31.0%)	(28.3%)
Total Revenues	$66,145	$2,504	$68,649	$79,059	(16.3%)	(13.2%)
UK
Digital Subscription Revenues (1)	$7,937	$(175)	$7,762	$9,545	(16.9%)	(18.7%)
Workshops + Digital Fees (2)	$4,405	$(94)	$4,311	$6,638	(33.6%)	(35.0%)
Subscription Revenues (3)	$12,342	$(269)	$12,073	$16,183	(23.7%)	(25.4%)
Product Sales and Other (4)	$1,742	$(41)	$1,701	$2,980	(41.5%)	(42.9%)
Total Revenues	$14,085	$(311)	$13,774	$19,164	(26.5%)	(28.1%)
Other (5)
Digital Subscription Revenues (1)	$4,582	$12	$4,594	$4,832	(5.2%)	(4.9%)
Workshops + Digital Fees (2)	$1,935	$(2)	$1,933	$2,689	(28.0%)	(28.1%)
Subscription Revenues (3)	$6,517	$11	$6,528	$7,521	(13.4%)	(13.2%)
Product Sales and Other (4)	$988	$(3)	$985	$2,024	(51.2%)	(51.3%)
Total Revenues	$7,505	$8	$7,513	$9,545	(21.4%)	(21.3%)

Note: Totals may not sum due to rounding.

(1)	“Digital Subscription Revenues” consist of the fees associated with subscriptions for the Company’s Digital offerings, including Digital 360 and Personal Coaching + Digital.
(2)	“Workshops + Digital Fees” consist of the fees associated with the Company’s subscription plans for combined workshops and digital offerings and other payment arrangements for access to workshops.
(3)	“Subscription Revenues” equal “Digital Subscription Revenues” plus “Workshops + Digital Fees”.
(4)

“Product Sales and Other” are sales of consumer products via e-commerce, in studios and through the Company’s trusted partners, revenues from licensing and publishing, other revenues, and, in the case of the consolidated financial results and Other reportable segment, franchise fees with respect to commitment plans and royalties.

(5)	Represents Australia, New Zealand, emerging markets and franchise revenues.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PERCENTAGES)

UNAUDITED

					Full Year 2021 Variance
						2021
						Constant
	Full Year 2021			Full Year 2020	2021	Currency
		Currency	Constant		vs	vs
	GAAP	Adjustment	Currency	GAAP	2020	2020
Selected Financial Data
Consolidated Company Revenues	$1,212,463	$(23,219)	$1,189,244	$1,378,124	(12.0%)	(13.7%)
Consolidated Digital Subscription Revenues (1)	$788,173	$(15,792)	$772,381	$743,060	6.1%	3.9%
Consolidated Workshops + Digital Fees (2)	$274,866	$(4,163)	$270,703	$443,429	(38.0%)	(39.0%)
Consolidated Subscription Revenues (3)	$1,063,039	$(19,955)	$1,043,084	$1,186,489	(10.4%)	(12.1%)
Consolidated Product Sales and Other (4)	$149,424	$(3,263)	$146,161	$191,635	(22.0%)	(23.7%)

North America
Digital Subscription Revenues (1)	$504,152	$(2,471)	$501,681	$484,471	4.1%	3.6%
Workshops + Digital Fees (2)	$210,076	$(632)	$209,444	$329,885	(36.3%)	(36.5%)
Subscription Revenues (3)	$714,228	$(3,103)	$711,125	$814,356	(12.3%)	(12.7%)
Product Sales and Other (4)	$100,569	$(532)	$100,037	$127,744	(21.3%)	(21.7%)
Total Revenues	$814,797	$(3,635)	$811,162	$942,100	(13.5%)	(13.9%)
CE
Digital Subscription Revenues (1)	$228,296	$(9,362)	$218,934	$207,978	9.8%	5.3%
Workshops + Digital Fees (2)	$36,707	$(1,555)	$35,152	$67,201	(45.4%)	(47.7%)
Subscription Revenues (3)	$265,003	$(10,917)	$254,086	$275,179	(3.7%)	(7.7%)
Product Sales and Other (4)	$32,907	$(1,647)	$31,260	$38,201	(13.9%)	(18.2%)
Total Revenues	$297,910	$(12,564)	$285,346	$313,380	(4.9%)	(8.9%)
UK
Digital Subscription Revenues (1)	$36,347	$(2,528)	$33,819	$33,919	7.2%	(0.3%)
Workshops + Digital Fees (2)	$18,709	$(1,268)	$17,441	$33,283	(43.8%)	(47.6%)
Subscription Revenues (3)	$55,056	$(3,796)	$51,260	$67,202	(18.1%)	(23.7%)
Product Sales and Other (4)	$10,764	$(767)	$9,997	$17,185	(37.4%)	(41.8%)
Total Revenues	$65,820	$(4,563)	$61,257	$84,387	(22.0%)	(27.4%)
Other (5)
Digital Subscription Revenues (1)	$19,378	$(1,431)	$17,947	$16,692	16.1%	7.5%
Workshops + Digital Fees (2)	$9,374	$(708)	$8,666	$13,060	(28.2%)	(33.6%)
Subscription Revenues (3)	$28,752	$(2,139)	$26,613	$29,752	(3.4%)	(10.6%)
Product Sales and Other (4)	$5,184	$(318)	$4,866	$8,505	(39.1%)	(42.8%)
Total Revenues	$33,936	$(2,457)	$31,479	$38,257	(11.3%)	(17.7%)

Note: Totals may not sum due to rounding.

(1)	“Digital Subscription Revenues” consist of the fees associated with subscriptions for the Company’s Digital offerings, including Digital 360 and Personal Coaching + Digital.
(2)	“Workshops + Digital Fees” consist of the fees associated with the Company’s subscription plans for combined workshops and digital offerings and other payment arrangements for access to workshops.
(3)	“Subscription Revenues” equal “Digital Subscription Revenues” plus “Workshops + Digital Fees”.
(4)

“Product Sales and Other” are sales of consumer products via e-commerce, in studios and through the Company’s trusted partners, revenues from licensing and publishing, other revenues (including revenues from the WW Presents: Oprah’s 2020 Vision tour), and, in the case of the consolidated financial results and Other reportable segment, franchise fees with respect to commitment plans and royalties.

(5)	Represents Australia, New Zealand, emerging markets and franchise revenues.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PERCENTAGES)

UNAUDITED

											Q4 2021 Variance
													2021 Constant Currency
												2021		2021
	Q4 2021							Q4 2020				Adjusted		Adjusted
							Adjusted				2021	vs	2021	vs
					Currency	Constant	Constant				vs	2020	vs	2020
	GAAP	Adjustment		Adjusted	Adjustment	Currency	Currency	GAAP	Adjustment	Adjusted	2020	Adjusted	2020	Adjusted
Selected Financial Data
Gross Profit	$168,857	$326	(1)	$169,184	$1,375	$170,232	$170,558	$182,083	$15,735(4)	$197,818	(7.3%)	(14.5%)	(6.5%)	(13.8%)
Gross Margin	61.2%			61.3%		61.3%	61.4%	56.3%		61.2%

Selling, General and Administrative Expenses	$61,998	$(235	)(2)	$61,763	$109	$62,107	$61,871	$71,777	$(3,897)(5)	$67,880	(13.6%)	(9.0%)	(13.5%)	(8.9%)

Operating Income	$54,058	$562	(3)	$54,620	$594	$54,652	$55,214	$47,668	$19,632(6)	$67,300	13.4%	(18.8%)	14.7%	(18.0%)
Operating Income Margin	19.6%			19.8%		19.7%	19.9%	14.7%		20.8%

Note: Totals may not sum due to rounding.

(1)	Excludes $326 of charges associated with the Company’s previously disclosed 2021 organizational restructuring plan.
(2)

Excludes $309 of charges associated with the Company’s previously disclosed 2021 organizational restructuring plan and the reversal of $74 of charges associated with the Company’s previously disclosed 2020 organizational restructuring plan.

(3)

Excludes $326 and $309 of charges associated with the Company’s previously disclosed 2021 organizational restructuring plan recorded to cost of subscription revenues and selling, general and administrative expenses, respectively, and the reversal of $74 of charges associated with the Company’s previously disclosed 2020 organizational restructuring plan recorded to selling, general and administrative expenses.

(4)	Excludes $15,735 of charges associated with the Company’s previously disclosed 2020 organizational restructuring plan.
(5)	Excludes $3,897 of charges associated with the Company’s previously disclosed 2020 organizational restructuring plan.
(6)

Excludes $15,735 and $3,897 of charges associated with the Company’s previously disclosed 2020 organizational restructuring plan recorded to cost of subscription revenues and selling, general and administrative expenses, respectively.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PERCENTAGES)

UNAUDITED

												Full Year 2021 Variance
														2021 Constant Currency
													2021		2021
	Full Year 2021							Full Year 2020					Adjusted		Adjusted
							Adjusted					2021	vs	2021	vs
					Currency	Constant	Constant					vs	2020	vs	2020
	GAAP	Adjustment		Adjusted	Adjustment	Currency	Currency	GAAP	Adjustment		Adjusted	2020	Adjusted	2020	Adjusted
Selected Financial Data
Gross Profit	$726,355	$15,426	(1)	$741,782	$(15,935)	$710,420	$725,846	$777,841	$23,300	(4)	$801,141	(6.6%)	(7.4%)	(8.7%)	(9.4%)
Gross Margin	59.9%			61.2%		59.7%	61.0%	56.4%			58.1%

Selling, General and Administrative Expenses	$268,614	$(4,502	)(2)	$264,112	$(3,232)	$265,382	$260,880	$297,287	$(42,477	)(5)	$254,810	(9.6%)	3.7%	(10.7%)	2.4%

Operating Income	$196,284	$19,928	(3)	$216,212	$(6,792)	$189,492	$209,420	$216,162	$69,442	(6)	$285,604	(9.2%)	(24.3%)	(12.3%)	(26.7%)
Operating Income Margin	16.2%			17.8%		15.9%	17.6%	15.7%			20.7%

Note: Totals may not sum due to rounding.

(1)

Excludes $16,727 of charges associated with the Company’s previously disclosed 2021 organizational restructuring plan and the reversal of $1,301 of charges associated with the Company’s previously disclosed 2020 organizational restructuring plan.

(2)

Excludes $4,807 of charges associated with the Company’s previously disclosed 2021 organizational restructuring plan and the reversal of $305 of charges associated with the Company’s previously disclosed 2020 organizational restructuring plan.

(3)

Excludes $16,727 and $4,807 of charges associated with the Company’s previously disclosed 2021 organizational restructuring plan recorded to cost of subscription revenues and selling, general and administrative expenses, respectively, and the reversal of $1,301 and $305 of charges associated with the Company’s previously disclosed 2020 organizational restructuring plan recorded to cost of subscription revenues and selling, general and administrative expenses, respectively.

(4)	Excludes $23,300 of charges associated with the Company’s previously disclosed 2020 organizational restructuring plan.
(5)

Excludes the one-time stock compensation expense of $32,686 associated with the previously disclosed option granted to Ms. Oprah Winfrey in connection with the Company extending its partnership with Ms. Winfrey and $9,792 of charges associated with the Company’s previously disclosed 2020 organizational restructuring plan.

(6)

Excludes the one-time stock compensation expense of $32,686 associated with the previously disclosed option granted to Ms. Winfrey in connection with the Company extending its partnership with Ms. Winfrey, the $23,300 and $9,792 of charges associated with the Company’s previously disclosed 2020 organizational restructuring plan recorded to cost of subscription revenues and selling, general and administrative expenses, respectively, and the impairment charge of $3,665 for the Company’s goodwill related to its Brazil operations.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS)

UNAUDITED

	Three Months Ended				Twelve Months Ended
	January 1, 2022		January 2, 2021		January 1, 2022		January 2, 2021
Net Income	$29,929		$12,611		$66,892		$75,079
Interest	19,210		31,030		87,909		123,310
Taxes	3,285		3,916		9,773		17,462
Depreciation and Amortization	11,017		12,598		45,482		50,000
Stock-based Compensation	4,752		6,333		21,348		55,013

EBITDAS	$68,193		$66,487		$231,405		$320,864
Early Extinguishment of Debt (1)	1,183		—		30,352		—
2021 Plan Restructuring Charges (2)	636		—		21,534		—
2020 Plan Restructuring Charges	(74	)(3)	19,632	(4)	(1,606	)(3)	33,092	(4)
Goodwill Impairment (5)	—		—		—		3,665

Adjusted EBITDAS	$69,938		$86,120		$281,684		$357,621

Note: Totals may not sum due to rounding.

(1)	Charges associated with the Company’s previously disclosed April 2021 debt refinancing and voluntary debt prepayments.
(2)	Charges associated with the Company’s previously disclosed 2021 organizational restructuring plan.
(3)	The reversal of charges associated with the Company’s previously disclosed 2020 organizational restructuring plan.
(4)	Charges associated with the Company’s previously disclosed 2020 organizational restructuring plan.
(5)	Impairment charge of the Company’s goodwill related to its Brazil operations.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT RATIO)

UNAUDITED

	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Trailing Twelve Months
Net Debt to Adjusted EBITDAS
Net (Loss) Income	$(18,227)	$8,860	$46,330	$29,929	$66,892
Interest	29,123	20,293	19,283	19,210	87,909
Taxes	(7,828)	970	13,346	3,285	9,773
Depreciation and Amortization	11,925	11,411	11,130	11,017	45,482
Stock-based Compensation	5,341	7,851	3,405	4,752	21,348

EBITDAS	$20,334	$49,385	$93,494	$68,193	$231,405

Early Extinguishment of Debt (1)	—	29,169	—	1,183	30,352
2021 Plan Restructuring Charges (2)	5,538	6,036	9,324	636	21,534
2020 Plan Restructuring Charges (3)	—	(846)	(686)	(74)	(1,606)

Adjusted EBITDAS	$25,872	$83,744	$102,132	$69,938	$281,684

Total Debt					$1,418,104
Less: Cash					153,794

Net Debt					$1,264,310

Net Debt to Adjusted EBITDAS					4.5 X

Note: Totals may not sum due to rounding.

(1)	Charges associated with the Company’s previously disclosed April 2021 debt refinancing and voluntary debt prepayments.
(2)	Charges associated with the Company’s previously disclosed 2021 organizational restructuring plan.
(3)	The reversal of charges associated with the Company’s previously disclosed 2020 organizational restructuring plan.